Exhibit 15.2

10 April 2020	Our Ref: MC/JWYL/P3059-H20553
The Board of Directors Puxin Limited Floor 16, Chuangfu Mansion No. 18 Danling Street, Haidian District Beijing, 100080 People’s Republic of China

Dear Sir or Madam

Puxin Limited

FORM 20-F

We consent to the reference to our firm under the heading “Item 10.E. Additional Information—Taxation —Cayman Islands Taxation” in the Annual Report on Form 20-F of Puxin Limited for the year ended 31 December 2019 (the “Annual Report”), which will be filed with the U.S. Securities and Exchange Commission (the “Commission”) on 10 April 2020 under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We also consent to the filing with the Commission of this consent letter as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under the Exchange Act, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Walkers (Hong Kong)

WALKERS (HONG KONG)